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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-87540) and related prospectus in connection with the reorganization of Hawaiian Airlines, Inc. into a holding company structure and to the incorporation by reference therein of our report dated March 25, 2002, with respect to the financial statements and schedule of Hawaiian Airlines, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Honolulu, Hawaii
July 22, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS